                                 EXHIBIT 11.1



                        STATEMENT OF PER SHARE EARNINGS

Computation of Weighted Average Shares:

1997                            (A)                    (B)
                            # of Shares             # of Days      Shares x Days
                            Outstanding            Outstanding       (A) x (B)
                            -----------            -----------     -------------
                             2,068,546                   13            26,891,098
                             2,077,923                   27            56,103,921
                             2,105,681                  183           385,339,623
                             2,107,841                   79           166,519,439
                             2,119,931                   41            86,917,171
                             2,123,531                   22            46,717,682
                                                        ---         -------------
                                        (C)             365         768,488,934(D)


 Basic weighted average SNB common shares outstanding
          during the period (D) / (C)                                    2,105,449
 SNB Common Shares issuable in connection with assumed
          exercise of warrants and options under the
          treasury stock method                                            356,410
                                                                     -------------
 Diluted weighted average SNB common shares outstanding
          during the period                                              2,461,860

1996                            (A)                    (B)
                            # of Shares             # of Days      Shares x Days
                            Outstanding            Outstanding       (A) x (B)
                            -----------            -----------     -------------
                             1,500,000                    58           87,000,000
                             1,703,500                    94          186,129,000
                             1,703,500                   166          282,781,000
                             1,931,526                    28           54,082,735
                             1,967,526                     7           13,772,684
                             1,970,408                     5            9,852,038
                             2,015,620                     7           14,109,340
                             2,043,065                     1            2,043,065
                                                         ---        -------------
                                        (C)              365          623,769,861(D)

 Basic weighted average SNB common shares outstanding
          during the period (D) / (C)                                   1,704,289
 SNB Common Shares issuable in connection with assumed
          exercise of warrants and options under the
          treasury stock method                                           317,858
                                                                    -------------
 Diluted weighted average SNB common shares outstanding
          during the period                                             2,022,147

1995                        (A)                        (B)
                        # of Shares                  # of Days       Shares x Days
                        Outstanding                 Outstanding        (A) x (B)
                        -----------                 -----------      -------------
                        1,500,000                       365           547,500,000
                                                        ---          -------------
                                     (C)                365           547,500,000(D)

 Basic weighted average SNB common shares outstanding
          during the period (D) / (C)                                   1,500,000
 SNB Common Shares issuable in connection with assumed
          exercise of warrants and options under the
          treasury stock method                                           230,334
                                                                     -------------
 Diluted weighted average SNB common shares outstanding
          during the period                                             1,730,334

Computation of Earnings Per Share:

                     Weighted Average     Net      Earnings
                          Shares         Income    Per Share
                     ----------------  ----------  ---------
          1997
          Basic             2,105,449  $1,802,936      $0.86
          Diluted           2,461,860   1,802,936       0.73

          1996
          Basic             1,704,289  $1,642,274      $0.96
          Diluted           2,022,147   1,642,274       0.81

          1995
          Basic             1,500,000  $1,390,795      $0.93
          Diluted           1,730,334   1,390,795       0.80

     All share and per share data have been restated to reflect a 25% stock split occurring September 25, 1997, a 100% stock split occurring on June 1, 1996 and a 20% stock split on March 20, 1995. All stock splits were effected in the form of dividends.